Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Galaxy Technologies, LLC (Delaware)
IASO International, B.V. (Netherlands)
LLC SolarWinds MSP Technology (Belarus)
LogicNow Acquisition Company B.V. (Netherlands)
LogicNow Acquisition Limited (United Kingdom)
N-able Technologies International, Inc. (Delaware)
Papertrail Inc. (Delaware)
Passportal ULC (British Columbia)
Pingdom AB (Sweden)
Project Lake Holdings Limited (United Kingdom)
SolarWinds Canada Corporation (Nova Scotia)
SolarWinds Classic Holdings I, Inc. (Delaware)
SolarWinds Classic Holdings II, Inc. (Delaware)
SolarWinds Czech s.r.o. (Czech Republic)
SolarWinds Holdings, Inc. (Delaware)
SolarWinds Intermediate Holdings I, Inc. (Delaware)
SolarWinds Intermediate Holdings II, Inc. (Delaware)
SolarWinds International Holdings, Ltd. (Cayman Islands)
SolarWinds IP Holding Company Limited (Ireland)
SolarWinds ITSM Israel Ltd. (Israel)
SolarWinds ITSM Netherlands B.V. (Netherlands)
SolarWinds ITSM UK Ltd. (United Kingdom)
SolarWinds ITSM US, Inc. (Delaware)
SolarWinds Japan K.K. (Japan)
SolarWinds MSP Canada ULC (British Columbia)
SolarWinds MSP Cloud GmbH (Switzerland)
SolarWinds MSP Holdings Limited (United Kingdom)
SolarWinds MSP Holdings Worldwide, Ltd. (Cayman Islands)
SolarWinds MSP International B.V. (Netherlands)
SolarWinds MSP Technology B.V. (Netherlands)
SolarWinds MSP UK Limited (United Kingdom)
SolarWinds MSP US, Inc. (Delaware)
SolarWinds North America, Inc. (Delaware)
SolarWinds Poland Sp. z o.o. (Poland)
SolarWinds Software Asia Pte. Ltd. (Singapore)
SolarWinds Software Australia Pty. Ltd. (Australia)
SolarWinds Software Europe (Holdings) Limited (Ireland)
SolarWinds Software Europe Limited (Ireland)
SolarWinds Software Germany GmbH (Germany)
SolarWinds Software Netherlands B.V. (Netherlands)
SolarWinds Software Portugal, Unipessoal Lda. (Portugal)
SolarWinds Software UK Limited (United Kingdom)
SolarWinds Sweden Holdings AB (Sweden)
SolarWinds US, Inc. (Delaware)
SolarWinds Worldwide, LLC (Delaware)
SpamExperts B.V. (Netherlands)
SpamExperts Services Srl. (Romania)
Trusted Metrics, Inc. (Delaware)
VividCortex, Inc. (Delaware)